SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 12, 2009

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 6, 2009, American Greetings Corporation (“American Greetings”) and its subsidiary, Those Characters From Cleveland, Inc. (“TCFC”), filed an action in the Cuyahoga County (Ohio) Court of Common Pleas against Cookie Jar Entertainment Inc. (“Cookie Jar”) and its affiliates, Cookie Jar Entertainment (USA) Inc. (formerly known as DIC Entertainment Corporation) (“DIC”), and Cookie Jar Entertainment Holdings (USA) Inc. (formerly known as DIC Entertainment Holdings, Inc.). In the complaint, American Greetings and TCFC seek to rescind a series of related agreements with Cookie Jar, including the July 20, 2008 Binding Letter Agreement between American Greetings and Cookie Jar relating to the sale of the Strawberry Shortcake and Care Bears properties that was entered into in connection with the settlement of a 2008 lawsuit between the parties. American Greetings also seeks a declaratory judgment that it may terminate an October 2001 License Agreement between TCFC and DIC. In the alternative, American Greetings seeks damages for Cookie Jar’s breach of the July 20, 2008 Binding Letter Agreement in an amount in excess of $100,000,000. On May 7, 2009, Cookie Jar removed the case to the United States District Court for the Northern District of Ohio.

On May 6, 2009, Cookie Jar filed an action against American Greetings, TCFC, Mike Young Productions, LLC and MoonScoop SAS (“MoonScoop”) in the Supreme Court of the State of New York, County of New York. Mike Young Productions and MoonScoop were named as defendants in the action in connection with the binding term sheet between American Greetings and MoonScoop dated March 24, 2009, providing for the sale to MoonScoop of the Strawberry Shortcake and Care Bears properties. In the complaint, Cookie Jar alleges that American Greetings and TCFC breached the July 20, 2008 Binding Letter Agreement. Cookie Jar also alleges that Mike Young Productions and MoonScoop tortiously interfered with Cookie Jar’s business relationship with American Greetings and TCFC in relation to Cookie Jar’s rights under the July 20, 2008 Binding Letter Agreement. In addition, Cookie Jar alleges fraud and civil conspiracy against all defendants related to certain representations and actions taken by the defendants in relation to the July 20, 2008 Binding Letter Agreement. In its request for relief, Cookie Jar seeks damages in excess of $25,000,000.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

Date: May 12, 2009